EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2014 Ended September 30, 2013

SUNNYVALE, Calif., Oct. 30, 2013 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), today reported financial results for the fiscal first quarter of 2014 ended September 30, 2013.

The results for the fiscal first quarter of 2014 ended September 30, 2013 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q1 FY2014	Q4 FY2013	Q1 FY2013
Revenue	$ 84.1	$ 77.2	$ 95.8
Gross Margin	20.4%	17.1%	26.7%
Operating Income (Loss)	$ 1.4	$ (2.9)	$ 9.8
Net Income (Loss)	$ 0.3	$ (4.1)	$ 7.9
Earnings (Loss) Per Share - Diluted	$ 0.01	$ (0.16)	$ 0.31

On a non-GAAP basis excluding the effect of the share-based compensation charges in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q1 FY2014	Q4 FY2013	Q1 FY2013
Revenue	$ 84.1	$ 77.2	$ 95.8
Gross Margin	20.6%	17.3%	26.9%
Operating Income (Loss)	$ 2.6	$ (1.6)	$ 11.3
Net Income (Loss)	$ 1.5	$ (2.8)	$ 9.4
Earnings (Loss) Per Share - Diluted	$ 0.06	$ (0.11)	$ 0.36

"I am pleased that we grew our revenue by 8.9% in the quarter sequentially despite the sluggish economy. We achieved growth in our PC, Consumer, and Power Supply markets, and started to see gradual business recovery with our major OEM customer. We also continue to see growth in our emerging regions fueled by design wins of our new products," said Dr. Mike Chang, Chairman and Chief Executive Officer of AOS.

"Looking ahead into the coming quarter, our revenue projection reflects a seasonal demand drop that we see in the PC and TV markets and year end customer inventory reductions. Given our lower revenue projection in the December quarter, we are taking measures to improve operational efficiency and reduce our overhead spending."

Recent News Highlights - For more information, please visit http://www.aosmd.com/

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Aug 12, 2013 - Alpha and Omega Semiconductor Introduces a New Generation of High Efficiency DrMOS Power Modules

Jul 25, 2013 - Alpha and Omega Semiconductor Broadens Its 600V AlphaIGBT(TM) Portfolio With Higher Power 20A to 60A Solutions

Fiscal Q2, 2014 Business Outlook

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $75 million and $79 million.

  GAAP gross margin is expected to be in the range of 18%, plus or minus 1%.

  GAAP operating expense is expected to be in the range of $15 million, plus or minus $1 million.

  Tax expense is expected to be approximately $1 million to $1.3 million.

The above projections on GAAP gross margin and GAAP operating expense include estimated share-based compensation expense of $1 million to $1.2 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter of 2014 ended September 30, 2013 today, October 30, 2013 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, projected amount of revenues, gross margin, operating expenses, operating income, tax expenses, net income, share-based compensation expenses, expectation with respect to our ability and strategy to develop new products, grow our revenue and profitability and recover loss of market shares, our expectation with respect to releasing new technology platforms and obtaining design wins, the seasonality of our markets and other information under the section entitled "Fiscal Q2, 2014 Business Outlook". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed on August 30, 2013. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating income, net income and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income, does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smartphones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com/. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012

Revenue	$ 84,121	$ 77,212	$ 95,761
Cost of goods sold	66,970	63,999	70,228
Gross profit	17,151	13,213	25,533
Gross margin	20.4%	17.1%	26.7%

Operating expenses
Research and development	6,847	7,158	6,933
Selling, general and administrative	8,940	8,937	8,781
Total operating expenses	15,787	16,095	15,714
Operating income (loss)	1,364	(2,882)	9,819

Interest income	24	17	17
Interest expense	(79)	(90)	(82)
Income (loss) before income taxes	1,309	(2,955)	9,754

Income tax expense	1,002	1,107	1,812
Net income (loss)	$ 307	$ (4,062)	$ 7,942

Net income (loss) per share
Basic	$ 0.01	$ (0.16)	$ 0.32
Diluted	$ 0.01	$ (0.16)	$ 0.31

Weighted average number of common shares used to compute net income (loss) per share
Basic	25,684	25,596	25,038
Diluted	26,309	25,596	25,884

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 95,995	$ 92,406
Restricted cash	245	204
Accounts receivable, net	40,949	38,298
Inventories	68,422	68,339
Deferred income tax assets	1,598	3,030
Other current assets	4,042	3,578
Total current assets	211,251	205,855
Property, plant and equipment, net	132,978	138,111
Intangible assets, net	392	496
Goodwill	269	269
Deferred income tax assets	10,685	10,823
Other long-term assets	844	767
Total assets	$ 356,419	$ 356,321
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ 3,107	$ 3,821
Accounts payable	32,789	31,738
Accrued liabilities	15,518	14,571
Income taxes payable	1,215	1,472
Deferred margin	625	622
Capital leases	934	1,267
Total current liabilities	54,188	53,491
Long-term debt	12,857	13,571
Income taxes payable - long term	3,498	3,692
Deferred income tax liabilities	1,421	2,613
Capital leases - long term	195	195
Deferred rent	1,268	1,308
Total liabilities	73,427	74,870
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at September 30, 2013 and June 30, 2013	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 25,924 shares and 25,698 shares at September 30, 2013 and 25,882 shares and 25,656 shares at June 30, 2013	52	51
Treasury shares at cost; 226 shares at September 30, 2013 and June 30, 2013	(2,050)	(2,054)
Additional paid-in capital	169,531	168,352
Accumulated other comprehensive income	1,011	957
Retained earnings	114,448	114,145
Total shareholders' equity	282,992	281,451
Total liabilities and shareholders' equity	$ 356,419	$ 356,321

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012

U.S. GAAP gross profit	$ 17,151	$ 13,213	$ 25,533

Share-based compensation:
Cost of goods sold	196	170	198
Non-GAAP gross profit	$ 17,347	$ 13,383	$ 25,731
Non-GAAP gross margin	20.6%	17.3%	26.9%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income (loss) to Non-GAAP Operating Income (loss)
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012

U.S. GAAP operating income (loss)	$ 1,364	$ (2,882)	$ 9,819

Share-based compensation:
Cost of goods sold	196	170	198
Research and development	295	378	393
Selling, general and administrative	718	695	850
Total share-based compensation	1,209	1,243	1,441

Non-GAAP operating income (loss)	$ 2,573	$ (1,639)	$ 11,260

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income (loss) to Non-GAAP Net Income (loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012

U.S. GAAP net income (loss)	$ 307	$ (4,062)	$ 7,942

Share-based compensation:
Cost of goods sold	196	170	198
Research and development	295	378	393
Selling, general and administrative	718	695	850
Total share-based compensation	1,209	1,243	1,441

Non-GAAP net income (loss)	$ 1,516	$ (2,819)	$ 9,383

Non-GAAP diluted net income (loss) per share	$ 0.06	$ (0.11)	$ 0.36

Weighted-average number of common shares used in computing non-GAAP net income (loss) per share
Diluted shares	26,309	25,596	25,884
CONTACT: Investor Relations
         So-Yeon Jeong
         investors@aosmd.com